UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2002

Commission File Number: 0-25185

MOMENTUM BUSINESS APPLICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	94-3313175 (I.R.S. Employer Identification No.)

4301 Hacienda Drive, Suite 410, Pleasanton, CA (Address of principal executive offices)	94588 (Zip Code)

Registrant’s telephone number, including area code:

(925) 469-6621

ITEM 1: CHANGES IN CONTROL OF REGISTRANT.

         On January 29, 2002 (the “Notice Date”), PeopleSoft, Inc. (“PeopleSoft”) delivered notice to Momentum Business Applications, Inc. (the “Company”) of PeopleSoft’s exercise of its option pursuant to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to purchase all of the issued and outstanding shares of the Class A Common Stock of the Company (the “Purchase Option”). PeopleSoft further notified the Company that, as determined in accordance with the Restated Certificate, the aggregate purchase price (the “Purchase Price”) for such shares of the Company’s Class A Common Stock is expected to be approximately $90,000,000. The closing of the purchase of all Class A Common Stock is scheduled to occur on a date no earlier than the thirtieth (30th) and no later than the sixtieth (60th) day following the Notice Date (the “Closing Date”).

         PeopleSoft will pay this Purchase Price in cash. On or before the Closing Date, the full amount of the Purchase Price will be deposited with EquiServe Trust Company N.A. (the “Payment Agent”). Funds deposited with the Payment Agent will be delivered in trust for the benefit of the holders of the Company’s Class A Common Stock, and PeopleSoft will provide the Payment Agent with irrevocable instructions to pay, on or after the Closing Date, the Purchase Price for the shares of Class A Common Stock to the holders of record thereof determined as of the Closing Date. Payment for shares of the Company’s Class A Common Stock will be mailed to each holder at the address set forth in the Company’s records or at the address provided by each holder or, if no address is set forth in the Company’s records for a holder or provided by such holder, to such holder at the address of the Company. As soon as is practicable upon PeopleSoft’s request, the Company will provide, or will cause its transfer agent to provide, to PeopleSoft or to the Payment Agent, free of charge, a complete list of the record holders of Class A Common Stock, as of a specified date, including the number of shares of Class A Common Stock held of record and the address of each record holder as set forth in the records of the Company’s transfer agent.

         Transfer of title to all of the issued and outstanding shares of Class A Common Stock will be deemed to occur automatically on the Closing Date, and, thereafter, the Company will be entitled to treat PeopleSoft as the sole holder of all of the issued and outstanding shares of its Class A Common Stock, notwithstanding the failure of any holder of Class A Common Stock to tender the certificates representing such shares to the Payment Agent, whether or not such tender is required or requested by the Payment Agent. The Company will instruct its transfer agent not to accept any shares of Class A Common Stock for transfer on and after the Closing Date, other than as necessary to process any trade or transfer effected prior to the Closing Date.

         EquiServe Trust Company N.A. has been retained by PeopleSoft to serve as the Payment Agent. Letters of transmittal, together with instructions relating thereto, are expected to be provided promptly following the Closing Date to the Company’s former stockholders so that such stockholders may receive their respective pro rata shares of the Purchase Price.

         PeopleSoft has advised the Company that PeopleSoft will fund the purchase of all outstanding shares of Class A Common Stock from cash reflected on PeopleSoft’s balance sheet.

         One exhibit to Amendment No. 2 to the Company’s Registration Statement on Form 10, filed December 31, 1998, and one exhibit to the Company’s Current Report on Form 8-K, filed September 20, 2001, are incorporated herein by reference. Copies of the press release, dated January 29, 2002, issued by the Company relating to the announcement of the exercise of the Purchase Option and PeopleSoft’s notice of election of the Purchase Option, dated January 29, 2002, delivered by PeopleSoft to the Company, are attached hereto as Exhibits 99.1 and 99.2, respectively.

ITEM 5: OTHER EVENTS.

         Effective January 29, 2002, the Board of Directors of the Company has declared a one-time special cash dividend of $1.85 per share on the Class A Common Stock and Class B Common Stock. Stockholders of record at the close of business on February 12, 2002 will be paid this dividend on February 22, 2002.

         A copy of the press release, dated January 29, 2002, issued by the Company relating to the announcement of the dividend is attached hereto as Exhibit 99.1.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit No.	Description

3.3+	Restated Certificate of Incorporation of Momentum Business Applications, Inc.

3.4++	Certificate of Amendment of the Restated Certificate of Incorporation of Momentum Business Applications, Inc.

99.1	Press release of the Company, dated January 29, 2002.

99.2	Notice of Election to Exercise Purchase Option, dated January 29, 2002, delivered by PeopleSoft to the Company.

+	Incorporated by reference to Amendment No. 2 to the Registration Statement on Form 10 (Reg. No. 000-25185) filed December 31, 1998.

++	Incorporated by reference to the Current Report on Form 8-K (Reg. No. 000-25185) filed September 20, 2001.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2002

MOMENTUM BUSINESS APPLICATIONS, INC.

	By:	/s/ Ronald E. F. Codd Ronald E. F. Codd President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

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Exhibit Index

Exhibit No.	Description

3.3+	Restated Certificate of Incorporation of Momentum Business Applications, Inc.

3.4++	Certificate of Amendment of the Restated Certificate of Incorporation of Momentum Business Applications, Inc.

99.2	Press release of the Company, dated January 29, 2002.

99.2	Notice of Election to Exercise Purchase Option, dated January 29, 2002, delivered by PeopleSoft to the Company.

+	Incorporated by reference to Amendment No. 2 to the Registration Statement on Form 10 (Reg. No. 000-25185) filed December 31, 1998.

++	Incorporated by reference to the Current Report on Form 8-K (Reg. No. 000-25185) filed September 20, 2001.

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